Exhibit 99.1

June 1, 2016

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Dear [  ],

As the CEO, I wanted to personally thank you and welcome you as a shareholder and owner of Gopher Protocol. I sincerely appreciate you and look forward to our partnership. Now that you are a part owner in Gopher, we would like to make sure you are aware of the most up to date information about what is happening at the company. I would encourage you to check out our website www.gopherprotocol.com and let us know your thoughts. On our website you will find valuable information about the Company, including our first product the Guardian Patch, which we are hoping to launch later this year.

In addition, we would appreciate if you can provide us with your email or number we can text you at so that we can provide you with updates as soon as they are released. Please email your information to info@gopherprotocol.com.

It is our goal to involve our owners in the development of the company. From time to time we may ask you to participate in beta tests of our products. This means that as an owner you may get access to our products before the general public.

Thank you again for your confidence and support!

Sincerely,

Michael Murray, CEO

GOPHER PROTOCOL